Exhibit 99.1

OptimizeRx Corporation Reports Third Quarter 2016 Results

Rebranding, Expanded Allscripts Partnership, and Investments in Sales Team Support Growth in Q4 and into 2017

ROCHESTER, MI – November 7, 2016 – OptimizeRx Corp. (OTCQB: OPRX), a health technology software company whose premier content-delivery platform enables pharmaceutical companies to offer doctors valuable product information and patient support right at point of prescribe, reported results for the third quarter ended September 30, 2016.

Q3 2016 Highlights & Subsequent Events

●	In October, the company announced independent research results confirming OptimizeRx delivered pharmaceutical brands a return on investment that ranged from 300% to 1,200%.

●	In October, the company expanded its partnership with Allscripts, a global leader in healthcare information technology solutions, to increase focus on clinical messaging for pharmaceutical companies.

●	Financial messaging, i.e., eCoupons, distributed for 75 brands in the third quarter of 2016, up from 71 brands in the third quarter of 2015 and continued testing of the market with 60 generic financial assistance programs.

●	Gross margin was $1.1 million or 59% of net revenue in the third quarter of 2016, as compared to $1.0 million or 48% of net revenue in the third quarter of 2015. The increase was due to a favorable product mix shift to higher margin brand support.

●	Cash and cash equivalents totaled $7.6 million at September 30, 2016, as compared to $7.6 million at June 30, 2016.

●	Completed re-branding of the company in the quarter to demonstrate its ability to provide financial and clinical messaging as well as brand support services, such as drug file integration and sales force training.

Q3 2016 Financial Summary

Net revenue in the third quarter of 2016 was $1.8 million versus $2.0 million in the same year-ago quarter. The decrease in net revenue was due to a number of brand programs completing ROI studies requested by large pharmaceutical clients. The company expects that the studies will confirm that the OptimizeRx platform substantially increases total prescriptions for its promoted brands given the platform’s very positive history with these ROI evaluations. In fact, the company recently announced publicly the results of independent research studies demonstrating that OptimizeRx delivered pharmaceutical brands a return on investment ranging from 300% to 1,200%.

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Operating expenses in the third quarter of 2016 were $1.3 million, as compared to $0.9 million in the same year-ago quarter. The increase was primarily due to an increase in expenses related to growth initiatives, including investments in the company’s executive and sales team and related marketing and travel. Since the third quarter of 2015, the company has appointed a vice president of client services, a senior vice president of business development, a senior vice president of product and strategy, an additional vice president of sales, a director of sales, a vice president of channel development, and a new CEO.

Net loss was $243,000 or $(0.01) per basic share, as compared to net income of $88,000 or $0.00 per share in the same year-ago quarter.

Cash and cash equivalents totaled $7.6 million at September 30, 2016, as compared to $7.6 million at June 30, 2016. The company continued to operate debt-free.

First Nine Months of 2016 Financial Summary

Net revenue in the first nine months of 2016 increased 5% to a record $5.5 million from $5.2 million in the same year-ago period.

Operating expenses increased to $4.1 million as compared to $2.7 million in the same year-ago period. The increase was primarily due to increased human resource costs and professional fees related to growth initiatives as described above.

Net loss totaled $1.2 million or $(0.04) per share, as compared to a loss of $180,000 or $(0.01) per basic share in the same year-ago period.

Management Commentary

“In Q3, we rebranded our company from one product to multiple services in and around point-of-care,” said OptimizeRx CEO William Febbo. “We rolled out new marketing materials to better represent our ability to provide not only financial messaging, but clinical messaging and brand support services. These tools will allow for more up-sell opportunities to existing clients. In addition, we continue to invest in our sales team as demonstrated by placing an account manager within one of the WPP companies to manage that relationship.”

“We recently expanded our partnership with Allscripts to increase and diversify our revenue base. In particular, we acquired all of their LogRx (messaging within EHR) inventory for the remainder of 2016 and 2017, which has the effect of making us their exclusive partner allowing us to sell the messaging solution and extend our point of care solutions that we bring to the medical community.”

“Looking ahead, we expect a resumption in top-line growth both sequentially and year-over-year in the current quarter, primarily driven by recommencing brands currently in ROI studies, signing new brands, as well as continued expansion of financial messaging, clinical messaging and brand support.”

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Conference Call

OptimizeRx will host a conference call today to discuss the third quarter 2016, followed by a question and answer period.

Date: Monday, November 7, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-877-627-6544

International dial-in number: 1-719-325-4874

Conference ID: 6212792

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 28, 2016, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerxcorp.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 6212792

The company expects to file its quarterly report on Form 10-Q today.

About OptimizeRx Corp

Based in Rochester, MI, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company’s core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion and other EHRs to reach over 300,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

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OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

	September 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$7,574,638	$8,207,565
Accounts receivable	2,324,343	2,847,450
Prepaid expenses	102,759	70,623
Total Current Assets	10,001,740	11,125,638
Property and equipment, net	89,273	10,239
Other Assets
Patent rights, net	789,332	832,884
Web development costs, net	376,011	340,470
Security deposit	5,049	5,049
Total Other Assets	1,170,392	1,178,403
TOTAL ASSETS	$11,261,405	$12,314,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$191,397	$212,191
Accounts payable - related party	-	570,000
Accrued expenses	42,402	6,983
Revenue share payable	2,220,703	2,355,608
Deferred revenue	766,107	227,002
Total Liabilities	3,220,609	3,371,784
Stockholders' Equity
Common stock, $.001 par value, 500,000,000 shares authorized, 29,672,132 and 29,030,925 shares issued and outstanding, respectively	29,672	29,031
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Stock warrants	2,294,416	2,329,508
Additional paid-in-capital	33,623,051	32,185,499
Stock payable	-	1,132,148
Deferred stock compensation	-	(13,800)
Accumulated deficit	(27,906,343)	(26,719,890)
Total Stockholders' Equity	8,040,796	8,942,496
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,261,405	$12,314,280

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OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015

NET REVENUE	$1,786,137	$2,007,409	$5,458,944	$5,200,419

REVENUE SHARE EXPENSE	723,396	1,044,415	2,539,021	2,683,183

GROSS MARGIN	1,062,741	962,994	2,919,924	2,517,236

OPERATING EXPENSES	1,311,959	875,425	4,133,505	2,698,694

INCOME (LOSS) FROM OPERATIONS	(249,218)	87,569	(1,213,582)	(181,458)

OTHER INCOME (EXPENSE)

Interest income	6,634	368	27,292	968
Interest expense	-	-	(163)	-

TOTAL OTHER INCOME (EXPENSE)	6,634	368	27,129	968

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(242,584)	87,937	(1,186,453)	(180,490)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$(242,584)	$87,937	$(1,186,453)	$(180,490)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	29,433,846	23,259,837	29,374,319	23,060,787
DILUTED	N/A	24,348,551	N/A	N/A

NET INCOME (LOSS) PER SHARE
BASIC	$(0.01)	$0.00	$(0.04)	$(0.01)
DILUTED	N/A	0.00	N/A	N/A

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Company Contact:
OptimizeRx
Doug Baker
dbaker@optimizerx.com
248-651-6568 x807

Investor Relations Contact:
Liolios Group
Ron Both, Senior Managing Director
oprx@liolios.com
949-574-3860

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